As filed with the Securities and Exchange Commission on February 14, 2000.

                                                    Registration No. 333-_______

                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  ---------------------------------------------

                                KIDS STUFF, INC.
               (Exact Name of Issuer as specified in its Charter)

          Delaware                                                                                   34-1843520
          --------                                                                                   ----------
(State of other Jurisdiction                                                                    (I.R.S. Employer
Incorporation or Organization)                                                                  Identification No.)

               7835 Freedom Avenue, N.W., North Canton, Ohio 44720 (Address of Principal Executive Offices) (Zip Code)
                 -----------------------------------------------

                                KIDS STUFF, INC.
                  1997 LONG TERM INCENTIVE PLAN AND SECURITIES
            GRANTED TO DIRECTORS AND CONSULTANTS OUTSIDE OF THE PLAN

                            (Full title of the Plans)
                 ----------------------------------------------

                   William L. Miller, Chief Executive Officer
                  7835 Freedom Avenue, North Canton, Ohio 44720

                                 (330) 492-8090
                               (330) 492-8149/fax
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                 ----------------------------------------------

                        Copies of all communications to:
                               Steven Morse, Esq.
                                Lester Morse P.C.
                         111 Great Neck Road, Suite 420
                              Great Neck, NY 11021

                         CALCULATION OF REGISTRATION FEE



                                                   Proposed             Proposed
   Title of Each Class                             Maximum              Maximum                 Amount of
   of Securities to be                             Offering Price       Aggregate               Registration
        Registered          Amount to be           Per Share (3)        Offering Price          Fee (3)
            (1)             Registered                                    (3)
Common Stock,               798,000 (1)(2)              $ 2.30           $ 1,835,400             $ 510.24
Par Value $.001 Per
Share
Total                                                                    $ 1,835,400             $ 510.24
--------------------------  ------------------------  -----------------  --------------------  --------------------

--------------
(1) Includes (i) the 1997 Long Term Incentive Plan (the "1997 Plan") which authorized the granting of Incentive and Non-Statutory Stock Options to purchase an aggregate of 400,000 shares of Common Stock, (ii) Options to purchase 390,000 shares granted to directors outside of the Plan, and (iii) a total of 8,000 shares issued to two persons in connection with corporate legal services. This Registration Statement registers the issuance of the aforesaid 798,000 shares.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti- dilution provisions of the Incentive Plan and Director Options.

(3) Estimated solely for the purpose of calculating the registration fee and based on no less than the average of the closing high bid and low asked price of the Company's Common Stock on NASDAQ within five business days of the filing date of this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                  -----------------------------------------------

                  Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and Form 10-QSB for the quarter ended September 30, 1999, as and if amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), Form 8-A which was declared effective on June 26, 1997 by the Securities and Exchange Commission registering the Company's Common Stock under Section 12 of the Exchange Act and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES
                  -------------------------

                  Not applicable.

Item 5.           INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

         The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Directors' Liability.

         The Company's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

Indemnification.

         Section 145 of the Delaware General corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Article VII, Section 7, of the By-Laws of the Company provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law.

         The employment agreements with William L. Miller and Jeanne E. Miller each provide for their indemnification to the full extent permitted by law.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.           EXHIBITS

                  The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

                  Exhibit No.                                 Document

                      5                              Opinion of Lester Morse
                                                     P.C.- re: legality of shares of
                                                     Common Stock being registered*

                     23.1                            Consent of Hausser + Taylor LLP*

                     23.2                            Consent of Lester Morse P.C.
                                                     (Included in Exhibit 5)*

                     99.1                            1997 Long-Term Incentive Plan of Registrant.
                                                     (Incorporated by reference to Exhibit 10.14
                                                     contained in the Registrant's Form SB-2
                                                     Registration Statement, Amendment No.1, File
                                                     No. 333-19423), filed with the Securities and
                                                     Exchange Commission on March 14, 1997)

                     99.2                            Option covering 100,000 shares granted to
                                                     Jeanne E. Miller*

                     99.3                            Option covering 100,000 shares granted to
                                                     William L. Miller*

                     99.4                            Additional Option covering 100,000 shares
                                                     granted to Jeanne E. Miller*

                     99.5                            Option granted to Clark D. Swisher*

                     99.6                            Option granted to Alfred M. Schmidt*

                     99.7                            Option granted to Debra Gibbs

                     99.8                            Retainer Agreement of Lester Morse and
                                                     Steven Morse*
---------------
*Filed herewith

Item 9.           UNDERTAKINGS

A.       To Update Annually

                  The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of Regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Incorporation of Subsequent Securities

         Exchange Act of 1934 Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio on the 14th day of February, 2000.

                                      KIDS STUFF, INC.

                               By:/s/ William L. Miller
                                      William L. Miller, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                    Titles                                         Date

/s/ William L. Miller                    Chairman of the
William L. Miller                        Board, Chief Executive Officer,
                                         Principal Financial Officer,
                                         Treasurer and Secretary                        February 14, 2000

/s/ Jeanne E. Miller                     President and
Jeanne E. Miller                         Director                                       February 14, 2000

/s/ Clark D. Swisher
Clark D. Swisher                         Director                                       February 14, 2000

/s/ Alfred M. Schmidt
Alfred M. Schmidt                        Director                                       February 14, 2000

/s/ Debra P. Gibbs                       Director                                       February 14, 2000
Debra P. Gibbs

                                        7

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                KIDS STUFF, INC.